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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 1999

	LIFEPOINT, INC.
	(Exact name of registrant as specified in its charter)

DELAWARE                                  33-0539168
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification Number)

10400 Trademark Street, Rancho Cucamonga, CA                      91730
(Address of Principal Executive Offices)                        (Zip Code)

(909) 466-8047
Registrant's Telephone Number, Including Area Code


Item 5. Other Information

In a press release, issued on October 19, 1999, the Registrant announced reduced requirements for funding and the engagement of an investment banker to seek $6 to $7 million in gross proceeds through a private placement offering pursuant to Regulation D of the Securities Act of 1933. With the change in approach to financing, the Board of Directors is not currently considering a reverse split that may have been required in conjunction with a public offering. The press release is included in its entirety as Exhibit 99.1.

Item 7. Exhibits

(c)     Exhibits

99.1    Press release issued on October 19, 1999


SIGNATURES

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned therein to be duly authorized.

						LIFEPOINT, INC.
						(Registrant)


Date:   October 19, 1999                        By /s/ Michele A. Clark
						       Michele A. Clark
						       Controller and Chief
						       Accounting Officer
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